UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: July 19, 2005): July 25, 2005

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-32315	33-1031445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001
(Address of Principal executive offices, including  Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 19, 2005, New York & Company, Inc. (the “Company”) entered into a Stock Purchase Agreement to acquire 100 percent of the outstanding common stock of Jasmine Company, Inc. as further described in Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.  In connection with the acquisition, the Company entered into a registration rights agreement with Luciano Manganella dated July 19, 2005 with respect to shares of the Company’s common stock, par value $0.001 per share, delivered and to be delivered, if any, as described in Item 2.01 below.   The registration rights agreement provides that the Company shall file a Registration Statement on Form S-3, when the Company is eligible to do so with respect to such common stock.  The rights granted under the agreement are subject to customary limitations, conditions and provisions, including those concerning blackout periods and indemnification.  Additionally, as required by Section 9.10(b)(viii) of the Amended and Restated Loan and Security Agreement dated as of March 16, 2004 among Lerner New York, Inc., Lernco, Inc., and a syndicate of lenders named therein, Jasmine Company, Inc. executed and delivered a Guaranty for itself and the ratable benefit of the Lenders and Bank Product Providers as described in such Loan and Security Agreement, guaranteeing payment of the obligations under such agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 19, 2005, New York & Company, Inc. entered into a Stock Purchase Agreement to acquire 100 percent of the outstanding common stock of Boston-based Jasmine Company, Inc. (“JasmineSola”), a privately held women’s retailer of upscale and contemporary apparel, footwear and accessories under the “JasmineSola” and “Luisa Luisa” brand names.   Luciano Manganella, JasmineSola’s President and Founder, together with Stacey Manganella, JasmineSola’s Executive Vice President, Merchandising, will continue to lead the JasmineSola organization and implement its growth initiatives.  The Company completed the acquisition of JasmineSola by: (i) paying $22.5 million of cash on-hand and (ii) issuing 350,000 shares of the Company’s common stock.  In addition, the Company will issue up to 200,000 shares of its common stock as additional consideration for the acquisition of JasmineSola based upon the achievement of certain growth targets, pursuant to the Stock Purchase Agreement.

JasmineSola was founded in 1970 in Harvard Square.  The stores offer women a unique shopping experience, including sought after brands and the latest fashions in a boutique environment.  Currently, JasmineSola operates 14 locations in Massachusetts, Connecticut and Rhode Island.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Ronald W. Ristau
Date: July 25, 2005	Name:	Ronald W. Ristau
	Title:	Chief Operating Officer and Chief Financial Officer